                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  CONRAIL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------

[CONRAIL LOGO]

                                                                 January 9, 1997
Dear Shareholders:

     Your vote at the upcoming special meeting of shareholders to consider the proposal to amend the Articles of Incorporation to opt out of a Pennsylvania statute is important. The special meeting will be held on Friday, January 17, 1997 at 12:00 p.m., Eastern Standard Time, at The Main Auditorium at The Academy of Music, Broad and Locust Streets, Philadelphia, Pennsylvania.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO OPT OUT OF THE PENNSYLVANIA STATUTE.

     Shareholders are urged to vote in favor of the opt out so that CSX Corporation may complete its outstanding tender offer for an additional 18,344,845 shares at $110 per share and CSX and Conrail may proceed with its merger-of-equals, which will provide value to Conrail shareholders at the high-end of what has been paid in other railroad business combinations -- value which has been increased by more than $1.5 billion since mid-October.

     As soon as possible, please complete the enclosed WHITE proxy and return it in the enclosed postage paid return envelope, if you have not already done so. Your Board of Directors recommends that you do not send in or complete the gold proxy from Norfolk Southern Corporation. If you have already done so, your Board of Directors urges you to revoke the gold proxy by completing and returning the enclosed WHITE proxy. Only your latest dated properly executed proxy will be counted. Voting your shares by proxy does not prevent you from voting your shares in person should you decide to attend the special meeting.

     If you have any questions regarding the special meeting or need assistance in voting your Shares or in obtaining a BLUE admission ticket for the special meeting, please call:

                             D.F. KING & CO., INC.
                           1-800-549-6746 (TOLL FREE)

                                        Sincerely,

                                        /s/ David M. LeVan
                                        ------------------------
                                        David M. LeVan
                                        Chairman, President and
                                        Chief Executive Officer

                                  CONRAIL INC.
                               2001 MARKET STREET
                              TWO COMMERCE SQUARE
                     PHILADELPHIA, PENNSYLVANIA 19101-1417
                            ------------------------

                         SUPPLEMENT TO PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                            FRIDAY, JANUARY 17, 1997
                            ------------------------

     This Supplement (this "Supplement") to the Proxy Statement dated November 25, 1996, as previously supplemented by the Proxy Supplement dated December 24, 1996 (as previously supplemented, the "Original Proxy Statement" and, as so supplemented hereby, the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Conrail Inc., a Pennsylvania corporation ("Conrail"), of proxies for use at a Special Meeting (the "Special Meeting") of shareholders which will be held at The Main Auditorium at The Academy of Music, Broad and Locust Streets, Philadelphia, Pennsylvania, on Friday, January 17, 1997, at 12:00 p.m., Eastern Standard Time, and at any adjournments thereof. This Supplement is being furnished in connection with the solicitation of proxies for the purposes described herein and in the Original Proxy Statement.

     This Supplement modifies and supersedes certain information included in the Original Proxy Statement previously distributed to Conrail shareholders and should be read in conjunction with the Original Proxy Statement. Capitalized terms used but not defined in this Supplement have the meanings assigned thereto in the Original Proxy Statement.

     The Conrail Board continues to unanimously recommend a vote FOR the Proposal and urges shareholders to complete the WHITE proxy (or GREEN trustee instruction card). Your vote is important.

     Under the terms of the CSX Transactions, the aggregate value of the consideration to be received by the Conrail shareholders has been increased by over $1.5 billion from the value contemplated by the original terms of the CSX Transactions, which was already at the high-end of what has been paid in other railroad business combinations. In addition, by voting for the Proposal, shareholders of Conrail who wish to receive cash for a portion of their Shares will be able to have such Shares purchased by CSX pursuant to the Second CSX Tender Offer (which will expire on January 22, 1997) and will facilitate the consummation of the Merger and receipt of the CSX Merger Securities (which is expected to occur early in 1997, if the Proposal is approved). If shareholders vote FOR the Proposal, the CSX Transactions thus permit shareholders to receive the aggregate consideration for all outstanding Shares significantly earlier than under the original terms of the CSX Transactions or under the Norfolk Offer.

     VOTING AND SOLICITATION INFORMATION. Enclosed for your convenience is a duplicate WHITE proxy. If you have not already voted on the WHITE proxy or would like to change your vote, please complete, sign, date and promptly return the enclosed WHITE proxy in the enclosed envelope. Voting your Shares by proxy does not prevent you from voting your Shares in person should you decide to attend the Special Meeting.

     IF YOU HAVE ALREADY RETURNED A WHITE PROXY CARD AND DO NOT WISH TO CHANGE YOUR VOTE, NO FURTHER ACTION IS REQUIRED.

     IF YOU WISH TO VOTE FOR THE PROPOSAL, YOU MUST DO SO ON THE WHITE PROXY AND NOT ON THE GOLD PROXY YOU HAVE RECEIVED FROM NORFOLK TO ENSURE THAT YOUR VOTE IN FAVOR OF THE PROPOSAL WILL BE PROPERLY RECORDED AT THE SPECIAL MEETING.

     See "Voting Information, Solicitation of Proxies and Admission Procedures for Special Meeting" in the Original Proxy Statement for more information.

                  INFORMATION CONCERNING CERTAIN SHAREHOLDERS
                       AND CONRAIL OFFICERS AND DIRECTORS

     VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. To Conrail's knowledge based on the latest publicly available information, the only persons (or "group" as that term is used in Section 13(d)(3) of the Exchange Act), who, as of the Record Date (except as otherwise set forth below), owned beneficially more than 5% of any class of Conrail's voting securities are listed in the following table (which also lists the Employee Benefits Trust):

  TITLE OF                                               AMOUNT AND NATURE OF        PERCENT OF
    CLASS      NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP          CLASS
-------------  -------------------------------------  ---------------------------    ----------
Common Stock   CSX Corporation                        17,860,124(1)(2)                 21.7%
               Green Acquisition Corp.
               One James Center
               801 East Cary Street
               Richmond, VA 23219
Common Stock   FMR Corp.                              7,621,404(3)                      9.3%
               82 Devonshire Street
               Boston, MA 02109
Common Stock   Wellington Management Company          4,119,510(4)                      5.0%
               75 State Street
               Boston, MA 02109
Common Stock   Mellon Bank, N.A.                      3,444,500,                        4.2%
               Suite 3346                             solely in its capacity as
               Pittsburgh, PA 15258                   trustee of the Employee
                                                      Benefits Trust(5)
ESOP Stock     Fidelity Management Trust Company      5,646,125,                       77.3%
               82 Devonshire Street                   solely in its capacity as
               Boston, MA 02109                       Trustee of the ESOP(6)

---------------

(1) Based on information set forth on the Amendment No. 10 to the Schedule 13D filed by CSX and Purchaser with the SEC on December 6, 1996. These Shares represent approximately 19.9% of Conrail's total voting securities as of the Record Date. On January 2, 1997, CSX announced that, through the Voting Trust (as defined in footnote (2) below), CSX and Purchaser had sold through a series of transactions on the open market an aggregate of 85,000 Shares, together with irrevocable proxies to vote such Shares at the Pennsylvania Special Meeting, in order to moot certain contentions made by Norfolk and certain shareholder plaintiffs in pending litigation. As a result, CSX and Purchaser now own through the Voting Trust 17,775,124 Shares, which represent approximately 19.8% of Conrail's total voting securities as of the Record Date. CSX also beneficially owns an additional 15,955,477 shares of Conrail Common Stock pursuant to a Conrail Stock Option Agreement dated as of October 14, 1996 between Conrail and CSX, pursuant to which CSX currently has the right to purchase up to that number of additional shares at a price of $92.50 per share, subject to adjustment, as more fully described in the CSX Schedule 14D-1/Schedule 13D filed with the SEC on December 6, 1996. These option Shares, together with the 17,775,124 Shares referred to above, represent approximately 37.7% of Conrail's total voting securities as of the Record Date.

(2) All of the Shares beneficially owned by CSX (other than pursuant to the Conrail Stock Option Agreement, unless and until exercised) are required to be deposited into a voting trust (the "Voting Trust") pursuant to a Voting Trust Agreement dated as of October 15, 1996 between CSX and Deposit Guaranty National Bank, as trustee, with offices at One Deposit Guaranty Plaza, 8th Floor, Jackson, Mississippi 39201. The Voting Trust, which terminates on December 31, 2016, unless earlier terminated in accordance with its terms, is required to vote all such Shares in favor of the opt out Proposal, all as described in the CSX Schedule 14D-1/Schedule 13D filed with the SEC on December 6, 1996.

(3) Based on information set forth on the Schedule 13F filed by FMR Corp. ("FMR") with the SEC on November 15, 1996. Assuming that all these Shares owned by FMR were tendered pursuant to the First CSX Tender Offer, 23.45% of these Shares (or 1,787,219 Shares) would have been purchased by CSX prior to the Record Date and reflected in CSX's beneficial ownership set forth above. These Shares represent approximately 8.5% (or approximately 6.5% assuming FMR tendered all its Shares to CSX) of Conrail's total voting securities as of the Record Date.

(4) Based on information set forth on the Schedule 13F filed by Wellington Management Company ("Wellington") with the SEC on November 15, 1996. Assuming that all these Shares owned by Wellington were tendered pursuant to the First CSX Tender Offer, 23.45% of these Shares (or 966,025 Shares) would have been purchased by CSX prior to the Record Date and reflected in CSX's beneficial ownership set forth above. These Shares represent approximately 4.6% (or approximately 3.5% assuming Wellington tendered all its Shares to CSX) of Conrail's total voting securities as of the Record Date.

(5) These shares represent approximately 3.8% of Conrail's total voting securities as of the Record Date. The Employee Benefit Trust is listed for information purposes only and does not represent a beneficial owner of more than 5% of the Common Stock as of the Record Date.

(6) Shares of ESOP Stock are convertible into shares of Common Stock at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of shares of ESOP Stock is deemed to be ownership of an equal number of shares of Common Stock. These shares of ESOP Stock represent the unallocated shares of ESOP Stock contained in the ESOP. These shares, together with the 1,657,795 shares of ESOP Stock allocated to participants, constitute an aggregate of 7,303,920 shares of ESOP Stock, which aggregate represents approximately 8.2% of Conrail's total voting securities as of the Record Date.

     OWNERSHIP BY MANAGEMENT OF VOTING SECURITIES. The following table sets forth the beneficial ownership, as of the Record Date, of Common Stock and ESOP Stock of each director, each of the six most highly compensated executive officers of Conrail, and all directors and executive officers as a group. Unless otherwise indicated, each such person has sole voting and investment power with respect to such shares of Common Stock and sole voting power with respect to such shares of ESOP Stock. The Trustee holds sole investment power with respect to all shares of ESOP Stock. As of the Record Date, all Conrail directors and executive officers as a group owned less than one percent (1%) of the aggregate outstanding Shares. To the best of Conrail's knowledge, its directors and executive officers intend to vote for the Proposal.

                                                                           AMOUNT           PERCENT
                   NAME OF INDIVIDUAL OR GROUP                       BENEFICIALLY OWNED     OF CLASS
-----------------------------------------------------------------    ------------------     --------
David M. LeVan...................................................           139,112(1)        *
Chairman of the Board of Directors, President and Chief Executive
Officer
H. Furlong Baldwin...............................................             2,000           *
Director
Claude S. Brinegar...............................................             1,000           *
Director
Daniel B. Burke..................................................             2,000           *
Director
Kathleen Foley Feldstein.........................................               700           *
Director
Roger S. Hillas..................................................             2,362           *
Director
E. Bradley Jones.................................................             1,000           *
Director
David B. Lewis...................................................               919           *
Director
John C. Marous...................................................               612           *
Director
Gail J. McGovern.................................................                 0           *
Director
Raymond T. Schuler...............................................             6,063           *
Director
David H. Swanson.................................................               449           *
Director
Bruce B. Wilson..................................................            28,695(1)        *
Senior Vice President-Law
Ronald J. Conway.................................................            34,665(1)        *
Senior Vice President-Operations
Timothy P. Dwyer.................................................            12,469(1)        *
Senior Vice President-Unit Trains Service Group
John P. Sammon...................................................            23,789(1)        *
Senior Vice President-CORE Service Group
George P. Turner.................................................            43,937(1)        *
Senior Vice President-Automotive Service Group
Executive Officers and Directors as a Group......................           570,461(2)        *

---------------

*   Less than one percent.

(1) For Messrs. LeVan, Wilson, Conway, Dwyer, Sammon and Turner, respectively, includes options exercisable within 60 days to acquire 98,896, 0, 27,375, 0, 18,125 and 34,232 shares of Common Stock and 1,931, 1,910, 1,868, 1,634,
     1,642 and 1,668 shares of ESOP Stock allocated to the accounts of each of the named officers under the ESOP. Shares of ESOP Stock are convertible into shares of Common Stock at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of shares of ESOP Stock is deemed to be ownership of an equal number of shares of Common Stock.

(2) Includes (x) options exercisable within 60 days to acquire 347,260 shares of Common Stock and (y) 35,396 shares of ESOP Stock allocated to the accounts of individual officers under the ESOP. This number also includes shares held by all officers of Consolidated Rail Corporation.

     Postponement, Adjournment or Calling a New Special Meeting. The Merger Agreement provides that Conrail may not convene, adjourn or postpone the Special Meeting without the consent of CSX, which consent may not be unreasonably withheld. Notwithstanding this provision, pursuant to a December 17, 1996 order by the United States District Court for the Eastern District of Pennsylvania, Conrail will not postpone or adjourn the Special Meeting by reason of Conrail and its nominees not having received sufficient proxies to assure approval of the Proposal. As a result, Conrail has determined not to bring the Adjournment Proposal to the floor of the Special Meeting nor to cause the votes with respect to the Adjournment Proposal to be tallied.

     If the Proposal is not approved at the Special Meeting, Conrail intends, and at the request of CSX is required, to call one or more new special meetings to seek approval of the Proposal as promptly as practicable thereafter, as contemplated by the Merger Agreement. A new record date would be set for any such other special meeting in accordance with the requirements of Pennsylvania law and the NYSE.
                            ------------------------

     Your vote is extremely important. As soon as possible, please complete and return the WHITE proxy (or GREEN trustee instruction card) in the enclosed postage paid return envelope, to ensure that your Shares will be voted at the Special Meeting. Any person giving a proxy as provided herein has the power to revoke it prior to its exercise, and shareholders who are present at the Special Meeting may then revoke such proxy and vote in person.

     Your Board of Directors recommends that you do not send in or complete the gold proxy from Norfolk. If you have already done so, you may revoke the gold proxy by completing and returning the WHITE proxy in the enclosed postage paid return envelope. Only your latest dated properly executed proxy will be counted. Those shareholders who have tendered their Shares to Norfolk can still vote those Shares by completing and returning the WHITE proxy.

     Shareholders who wish to vote in favor of the Proposal should do so by executing the WHITE proxy, and not by voting in favor of the Proposal on the gold proxy, to ensure that your vote will be recorded at the Special Meeting.

     YOU MUST PRESENT A BLUE ADMISSION TICKET TO BE ADMITTED TO THE SPECIAL MEETING.

     If you have any questions regarding the Special Meeting or the Proxy Statement (including this Supplement), require an additional copy of the Original Proxy Statement or the WHITE proxy or GREEN trustee instruction card or need assistance in voting your Shares or in obtaining a BLUE admission ticket for the Special Meeting, please call:

                             D.F. KING & CO., INC.
                           1-800-549-6746 (TOLL FREE)

     This Supplement is first being mailed to Conrail shareholders on or about January 9, 1997.

January 9, 1997                           By Order of the Board of Directors

                                          /s/  James D. McGeehan

                                          James D. McGeehan
                                          Corporate Secretary

                                  CONRAIL INC.

                        SPECIAL MEETING ADMISSION TICKET
                              -------------------
                        SHAREHOLDER IDENTIFICATION CARD

     Special Meeting of Shareholders, Friday, January 17, 1997, 12:00 p.m.
                  The Main Auditorium at The Academy of Music
              Broad and Locust Streets, Philadelphia, Pennsylvania

             YOU MUST BRING THIS CARD TO BE ADMITTED TO THE MEETING

                  IT IS IMPORTANT TO FOLLOW THESE INSTRUCTIONS
                         TO BE ADMITTED TO THE MEETING

        IF YOU ARE A REGISTERED HOLDER (you hold the physical certificate), an admission ticket is enclosed. Please present your admission ticket along with proof of identification at the meeting.

        IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKER, please request from your representative an admission ticket. Please present the admission ticket along with proper identification including a statement from your bank or broker showing evidence of your ownership in Conrail Inc. at the meeting.

        IF YOU ARE AN INSTITUTIONAL HOLDER, please notify Messrs. Conroy or Zuccarrelli of Conrail's Investor Relations Department at (215) 209-5592 or
(215) 209-5323, respectively. They will place you on an attendance list and issue you an admission ticket.

        YOU MUST HAVE AN ADMISSION TICKET TO BE ADMITTED TO THE MEETING.

PROXY

                                 CONRAIL INC.

                        PROXY SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS OF CONRAIL INC. FOR THE
               SPECIAL MEETING OF SHAREHOLDERS, JANUARY 17, 1997

The undersigned hereby constitutes and appoints Timothy T. O'Toole and Bruce B. Wilson, and each or either of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Special Meeting of Shareholders of Conrail Inc. to be held on Friday, January 17, 1997, at 12:00 p.m., Eastern Standard Time, at The Main Auditorium at The Academy of Music, Broad and Locust Streets, Philadelphia, Pennsylvania, and at any adjournments thereof, on all matters coming before said meeting. A participant in the Consolidated Rail Corporation Matched Savings Plan (the "ESOP") desiring that Fidelity Management Trust Company, as trustee under the ESOP (the "Trustee"), vote shares of Conrail Inc. Series A ESOP Convertible Junior Preferred Stock ("ESOP Stock") allocated to such participant's account should so instruct the Trustee by completing the trustee instruction card that has been provided to ESOP participants for such purpose. ESOP participants cannot vote their shares of ESOP Stock or instruct the Trustee as to how to vote their shares of ESOP Stock by completing this proxy card.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON
THE REVERSE SIDE OF THIS PROXY CARD. IF YOU SIGN AND RETURN THIS PROXY CARD BUT DO NOT MARK ANY BOXES, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PERSONS LISTED ABOVE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD.


                                                                  |SEE REVERSE|
                                                                  |    SIDE   |

                                                                         2570

[X] Please mark your
    vote as in this
    sample

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

                                                                                                  FOR     AGAINST    ABSTAIN
The Proposal to approve an amendment to Conrail Inc.'s Articles of Incorporation which would       [ ]       [ ]       [ ]
cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation
Law of 1988, as amended, to no longer be applicable to Conrail Inc.


The Adjournment Proposal to adjourn the Special Meeting, if necessary, to permit further         [ ]       [ ]       [ ]
solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing Proposal.

                                                                                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
                                                                                IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                                SHAREHOLDER. IF NO DIRECTION IS MADE WITH RESPECT
                                                                                TO THE VOTING OF SHARES, THIS PROXY WILL BE VOTED
                                                                                FOR THE PROPOSALS DESCRIBED ABOVE.

                                                                                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                                                PROMPTLY USING THE ENCLOSED POSTAGE PAID RETURN
                                                                                ENVELOPE

SIGNATURE(S)                            TITLE                   DATE
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.